UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




                          Date of Report: July 11, 2003




                            OAK HILL FINANCIAL, INC.
             (Exact name of Registrant as specified in its charter)

        Ohio                       0-26876                       31-1010517
(State or jurisdiction    (Commission or file number)     (IRS Employer
 of incorporation)                                        identification number)



                                 14621 S. R. 93
                                Jackson, OH 45640
                    (Address of principal executive offices)




                                 (740) 286-3283
                (Registrant's phone number, including area code)




                                 Not Applicable
          (Former name or former address, if changed since last report)

Item 9:   Regulation FD Disclosure

          On July 10, 2003, Oak Hill Financial, Inc. issued a press release announcing its results of operations and financial condition for the six and three months ("second quarter") ended June 30, 2003. A copy of the press release is being furnished pursuant to Item 12: "Results of Operations and Financial Condition" and is attached as Exhibit 99.





                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                Oak Hill Financial, Inc.



Date:  July 11, 2003                            By: /s/ H. Tim Bichsel
                                                    --------------------
                                                        H. Tim Bichsel
                                                        Secretary

                                  EXHIBIT INDEX


Exhibit Number      Description
--------------      -----------

99 Press release of Oak Hill Financial, Inc., dated July 10, 2003, announcing the Company's earnings for the second quarter ended June 30, 2003.

                                                                      EXHIBIT 99

For Immediate Release


Thursday, July 10, 2003

Contact: David G. Ratz, Executive Vice President & COO
                  (740) 286-3283


Oak Hill Financial Posts 14% Increase in 2nd Quarter Earnings; Added to Russell 2000(R)

Jackson, Ohio -- Oak Hill Financial, Inc. (Nasdaq NMS: OAKF) today reported net earnings from operations for the three months ended June 30, 2003 of $2,975,000, or $.53 per diluted share, which exceeded analysts' consensus estimate of $.52 per share (source: Thomson Financial I/B/E/S as reported by nasdaq.com). The second quarter 2003 earnings represent an increase of 13.7% over the $2,616,000, or $.48 per diluted share, in net earnings from operations that the company recorded for the quarter ended June 30, 2002.

The company also announced that its common stock has been added to the Russell 2000(R), a leading index of small- and mid-cap stocks compiled by the Frank Russell Company. "We're extremely pleased to be included in the latest reconstitution of the Russell 2000," said John D. Kidd, Chairman and CEO of Oak Hill Financial. "This is a testament to the hard work and dedication of our employees in building value for our shareholders."

For the six months ended June 30, 2003, Oak Hill Financial recorded net earnings from operations of $5,821,000, or $1.04 per diluted share, an increase of 14.9% over the $5,066,000, or $.94 per diluted share, in net earnings from operations for the first six months of 2002.

The operating earnings for the second quarter and first six months of 2003 have been adjusted for non-recurring tax savings of $133,000 and $266,000, respectively, resulting from a one-time tax savings of $533,000 for the full year 2003. Including the non-recurring savings, the company's net income was $3,108,000, or $.56 per diluted share, for the second quarter and $6,087,000, or $1.09 per diluted share, for the first half of 2003.

In addition, the earnings for the first six months of 2002 exclude an $80,000 gain on the sale of a former branch location. Including the gain, the company's net income for the first six months of 2002 was $5,146,000, or $.95 per diluted share.

The company's total assets ended the second quarter of 2003 at $863.9 million, an increase of 4.7% over the $825.2 million in total assets recorded at June 30, 2002, and 3.1% over the $837.9 million in assets on the books at March 31, 2003. Net loans at June 30, 2003 were $740.9 million, up 7.9% over the $686.9 million in net loans at June 30, 2002, and 4.0% over the $712.1 million in net loans at the end of the first quarter of 2003. The loan growth was partially offset by a 17.4% decline in the investment portfolio versus the prior year as management continued to evaluate appropriate replacement investments to better position the company for an anticipated higher interest rate environment in the future.

Reviewing the second quarter results, Kidd said, "Overall, it was an excellent quarter. Revenue growth continues to be very strong. Total revenues for the second quarter increased 17% over the prior year, with a 71% increase in non-interest income. The bulk of that was driven by mortgage originations, but we were also up nearly 20% in insurance commissions and other non-interest income."

"We had outstanding growth in commercial real estate loans, which were up over 10% for the quarter, and excellent growth in commercial and consumer loans as well," Kidd continued. "At the same time, our people did a great job of maintaining the net interest margin. Also, our efforts to grow low-cost demand deposits were successful, with an increase of nearly 7% from March 31 to June 30."

Addressing the outlook for Oak Hill Financial, Kidd stated, "Right now, the loan pipeline looks good. We're starting the third quarter with a tremendous number of mortgage loans in process, and the demand for commercial and commercial real estate loans has increased considerably since the first quarter. At the same time, loan rates have stabilized somewhat, and we've been able to extend our liabilities at a low cost, all of which bodes well for the net interest margin. Add to that the growth in non-interest income and we believe that our earnings momentum will continue through the remainder of the year."


Key Issue Review and Outlook

Net Interest Margin - Net interest margin for the second quarter was 4.27%, comparable to both the 4.25% posted in the second quarter of 2002 and the 4.30% recorded for the first quarter of 2003. The performance of the margin was at the high end of management's expectations and resulted from ongoing efforts to maintain the company's yield on earning assets while continuing to reduce liability costs. The margin was further bolstered by a 6.7% increase in demand deposits during the quarter driven by the company's aggressive marketing and sales programs. Barring further cuts in interest rates, management believes that the margin can be maintained at a level sufficient for 2003 earnings to be within the company's estimated range.

Operating Expenses - Non-interest expenses were 2.95% of average assets for the second quarter of 2003, which compares to 2.74% for the second quarter of 2002 and 2.97% for the first quarter of 2003. The year-over-year increase in operating expenses was due primarily to the continued impact of management and staff additions and new facilities consistent with the company's long-term growth and expansion strategy and variable expenses related to the successful introduction and growth of new revenue-generating services. With the company's strong increase in revenues, however, the efficiency ratio improved to 53.1% for the second quarter of 2003, as compared to the prior year's 55.1% and the 56.4% posted for the first quarter of 2003.

Non-Interest Income - Non-interest income, including the gain on sale of loans, was $3,052,000 in the second quarter, an increase of 71.4% over the second quarter of 2002 and 27.0% over the first quarter of 2003. Gain on sale of loans was the largest component of the increase, and commissions on the sales of group health and title insurance, and service charges on deposit accounts related to the introduction of new services also increased substantially. Offsetting the increases were amortization and impairment of mortgage servicing rights, which the company accounts for as a reduction in other non-interest income. Management now believes that the high demand for fixed-rate mortgages will continue through at least the third quarter. Further, the company's success in mortgage origination has resulted in a 44.0% increase in its servicing portfolio over the past 12 months, thus creating a substantial revenue stream for the future

Asset Quality - At the end of the second quarter, the nonperforming loans/total loans and nonperforming assets/total assets ratios were 1.07% and 0.96%, respectively, similar to the 1.05% and 0.93%, respectively, recorded at March 31, 2003. The largest of the non-performing loans, which the company has discussed in earlier releases, represents 0.16% of the nonperforming loan ratio. Another non-performing loan, also discussed in a previous release, contributed 0.11% to the nonperforming loan ratio.

The company has aggressively pursued foreclosure actions on a number of smaller non-performing commercial real estate loans. Several of the properties securing these loans were sold in foreclosure sales in late June but had not settled as of June 30. The sales are expected to be finalized in the third quarter. No losses are anticipated on this group of loans, which combined represent 0.07% of the nonperforming loan ratio

The remaining nonperforming loans are a mix of commercial real estate, commercial, residential real estate and consumer loans. The largest of these represents 0.07% of the nonperforming loan ratio. The maximum expected loss on all nonperforming loans combined is less than $500,000.

The company took an aggressive posture toward problem credits in the second quarter, with net charge-offs (non-annualized) at 0.08% of total loans for the quarter, as compared to 0.03% in the first quarter. The annualized rate through six months of 0.22% is consistent with management's objective of maintaining net charge-offs in the 0.20% range for the full year.

The level of non-performing loans has led the company to continue to build its allowance for loan and lease losses (ALLL). In this regard, consistent with regulatory guidelines, the company uses various formulas to determine its ALLL. The methodology takes into consideration not only charge-offs but also the rated quality of its loans based on loan review grades as well as the types and amounts of loans comprising the portfolio, while allowing some discretion by management to make adjustments based on near-term economic conditions. On this basis, management increased the ALLL/total loans ratio to 1.31% at the end of the second quarter from 1.30% at March 31, 2003.

Overall Strategy - Oak Hill Financial will continue to pursue revenue growth through originating adjustable-rate commercial loans, commercial real estate loans and residential mortgage loans; fixed-rate residential mortgage loans and SBA loans for sale in the secondary market; and consumer loans. Management believes that commercial and commercial real estate loans hold the greatest potential for growth and margin improvement within its bank subsidiary. Non-interest income growth and diversification of non-interest revenues are also major elements in the company's strategy. In this regard, cross-selling additional services to the company's diverse customer base and expanding the range and penetration of fee-generating services remain key factors in the company's pursuit of non-interest income.

Asset/Loan Growth - The company's total assets grew at a 12.4% annual rate during the second quarter, while loans increased at a 16.2% annual rate. As previously released, the company's objectives for 2003 call for approximately 10% growth in both loans and assets. While growth was nominal in the first quarter, the second quarter results and current trends indicate that the 10% target can still be met or exceeded. Management remains committed, however, that balance sheet growth will not come at the expense of credit quality, the net interest margin, or the company's earnings objectives.

Estimate - The company has narrowed the range of its earnings estimate for the full year 2003 to $2.10 to $2.16 per share.

Oak Hill Financial is a financial holding company headquartered in Jackson, Ohio. Its subsidiaries, Oak Hill Banks and Action Finance Company, operate 25 full-service banking offices, five bank loan production offices, and six consumer finance offices in 15 counties across southern and central Ohio. A third subsidiary, Oak Hill Financial Insurance Agency, provides group health plans and other insurance services to over 350 business and public-sector organizations throughout the same region. The company also holds 49% of Oak Hill Title Agency, LLC, which provides title services for commercial and residential real estate transactions.

Forward-Looking Statements Disclosure

This release contains certain forward-looking statements related to the future performance and condition of Oak Hill Financial, Inc. These statements, which are subject to numerous risks and uncertainties, are presented in good faith based on the company's current condition and management's understanding, expectations, and assumptions regarding its future prospects as of the date of this release. Actual results could differ materially from those projected or implied by the statements contained herein. The factors that could affect the company's future results are set forth in the periodic reports and registration statements filed by the company with the Securities and Exchange Commission.

Oak Hill Financial, Inc.
SELECTED CONSOLIDATED FINANCIAL INFORMATION (unaudited)
July 10, 2003 Press Release



                                                                       At June 30,
(In thousands)                                                   2003             2002
----------------------------------------------------------------------------------------

SUMMARY OF FINANCIAL CONDITION

Total assets                                                   $863,941         $825,201
Interest-bearing deposits and federal funds sold                  2,003            4,439
Investment securities                                            76,337           92,400
Loans receivable - net                                          740,887          686,939
Deposits                                                        679,742          655,694
Federal Home Loan Bank advances and other borrowings            107,504          103,541
Stockholders' equity                                             73,482           61,770



     The Company discloses net earnings, diluted earnings per share and certain performance ratios adjusted for non-recurring items. Management believes that presenting this information is an additional measure of performance that investors can use to compare operating results between reporting periods. These measures should not be considered an alternative to measurements required by accounting principles generally accepted in the United States of America ("U.S. GAAP"). In accordance with Securities and Exchange Commission Regulation G, reconciliation of the Company's U.S. GAAP information to its operating information is presented in the table below.



                                                                       For the                  At or For the
                                                                  three months ended          six months ended
                                                                       June 30,                   June 30,
(In thousands, except share data)
                                                                  2003           2002        2003         2002
----------------------------------------------------------------------------------------------------------------


RECONCILIATION OF NON-GAAP NET EARNINGS,
DILUTED EARNINGS PER SHARE AND OTHER PERFORMANCE MEASURES

Net earnings (U.S. GAAP)
                                                                 $ 3,108       $ 2,616      $ 6,087      $ 5,146
Non-recurring items, net of tax:
     Gain on sale of a former branch location                                                                (80)
                                                                                                             (80)
     Reduction in tax expense                                       (133)                      (266)
----------------------------------------------------------------------------------------------------------------
Net earnings from operations                                     $ 2,975       $ 2,616      $ 5,821      $ 5,066
----------------------------------------------------------------------------------------------------------------





Diluted earnings per share (U.S. GAAP)                           $  0.56       $  0.48      $   1.09     $  0.95

Non-recurring items, net of tax:
     Gain on sale of a former branch location                        ---           ---          ---        (0.01)
                                                                                                             ---
     Reduction in tax expense                                      (0.03)          ---        (0.05)         ---
----------------------------------------------------------------------------------------------------------------

Diluted earnings per share from operations                       $  0.53       $  0.48      $  1.04      $  0.94
----------------------------------------------------------------------------------------------------------------








Oak Hill Financial, Inc.
SELECTED CONSOLIDATED FINANCIAL INFORMATION (unaudited)
July 10, 2003 Press Release




                                                                               For the                        At or For the
                                                                           three months ended                six months ended
                                                                               June 30,                         June 30,
(In thousands, except share
data)
---------------------------------------------------------------------------------------------------------------------------------
                                                                           2003        2002                2003            2002
---------------------------------------------------------------------------------------------------------------------------------


RECONCILIATION OF NON-GAAP NET EARNINGS,
DILUTED EARNINGS PER SHARE AND OTHER PERFORMANCE MEASURES (continued)

Non-interest expense (U.S. GAAP)                                          $ 6,059     $ 5,561             $11,962        $10,973

Non-recurring items:
     Reduction in tax expense                                                 202         ---                 405            ---
---------------------------------------------------------------------------------------------------------------------------------
Non-interest expense from operations                                      $ 6,261     $ 5,561             $12,367        $10,973
---------------------------------------------------------------------------------------------------------------------------------


Non-interest income (U.S. GAAP)                                           $ 3,052     $ 1,781             $ 5,455        $ 3,576

Non-recurring items:
     Gain on sale of a former branch location                                 ---         ---                 ---           (122)
Non-interest income from operations                                       $ 3,052     $ 1,781             $ 5,455        $ 3,454
---------------------------------------------------------------------------------------------------------------------------------


SUMMARY OF OPERATIONS (1)

Interest income
                                                                          $13,776     $14,451             $27,516        $28,688
Interest expense                                                            5,140       6,250              10,460         12,696
---------------------------------------------------------------------------------------------------------------------------------

     Net interest income
                                                                            8,636       8,201              17,056         15,992
Provision for losses on loans                                               1,031         587               1,540          1,047
---------------------------------------------------------------------------------------------------------------------------------

     Net interest income after provision for losses on loans                7,605       7,614              15,516         14,945

Gain on sale of loans                                                       1,293         313               2,218            708
Insurance commissions                                                         717         600               1,393          1,138
Other non-interest income                                                   1,042         868               1,844          1,608
General, administrative and other expense                                   6,261       5,561              12,367         10,973
---------------------------------------------------------------------------------------------------------------------------------

     Earnings before federal income taxes                                   4,396       3,834               8,604          7,426
Federal income taxes                                                        1,421       1,218               2,783          2,360
---------------------------------------------------------------------------------------------------------------------------------
Net earnings from operations                                              $ 2,975     $ 2,616             $ 5,821        $ 5,066
---------------------------------------------------------------------------------------------------------------------------------


SELECTED PERFORMANCE RATIOS FROM OPERATIONS (1)(4)

Diluted earnings per share (3)                                            $  0.53     $  0.48             $  1.04        $   0.94

---------------------------------------------------------------------------------------------------------------------------------
Return on average assets                                                    1.40%        1.29%               1.39%          1.28%
Return on average equity                                                   16.54%       17.49%              16.64%         17.34%
Non-interest expense to average assets                                      2.95%        2.74%               2.96%          2.77%
Efficiency ratio                                                           53.07%       55.05%              54.66%         55.79%

Oak Hill Financial, Inc.
SELECTED CONSOLIDATED FINANCIAL INFORMATION (unaudited)
July 10, 2003 Press Release




                                                                             For the                        At or For the
                                                                         three months ended               six months ended
                                                                             June 30,                           June 30,
(In thousands, except share data)                                      2003             2002                2003             2002
---------------------------------------------------------------------------------------------------------------------------------

PER SHARE INFORMATION (U.S. GAAP)
Basic earnings per share(2)                                          $  0.57          $  0.49             $  1.12$           0.97
---------------------------------------------------------------------------------------------------------------------------------
Diluted earnings per share(3)                                        $  0.56          $  0.48             $  1.09$           0.95
---------------------------------------------------------------------------------------------------------------------------------
Dividends per share(2)                                               $  0.13          $  0.12             $  0.26$           0.24
---------------------------------------------------------------------------------------------------------------------------------
Book value per share                                                                                      $ 13.41          $11.62
---------------------------------------------------------------------------------------------------------------------------------


OTHER STATISTICAL AND OPERATING DATA (U.S. GAAP) (4)
Return on average assets                                                1.48%            1.29%               1.46%           1.30%
Return on average equity                                               17.67%           17.49%              17.40%          17.62%
Non-interest expense to average assets                                  2.89%            2.74%               2.86%           2.81%
Net interest margin (fully-taxable equivalent)                          4.27%            4.25%               4.28%           4.24%
Total allowance for losses on loans to non-performing loans                                                122.40%         187.21%
Total allowance for losses on loans to total loans                                                           1.31%           1.29%
Non-performing loans to total loans                                                                          1.07%           0.69%
Non-performing assets to total assets                                                                        0.96%           0.59%
Net charge-offs to average loans (actual for the period)                0.08%            0.04%               0.11%           0.06%
Net charge-offs to average loans (annualized)                           0.31%            0.15%               0.22%           0.13%
Equity to assets at period end                                                                               8.51%           7.48%
Efficiency ratio                                                       51.36%           55.05%              52.87%          55.79%
---------------------------------------------------------------------------------------------------------------------------------

(1) Does not include a $122,000, pre-tax gain on the sale of a former branch location for the six months ended June 30, 2002. Includes $202,500 and $405,000, pre-tax reduction in tax expense for the three months and six months ended June 30, 2003, respectively, resulting from a one-time pre-tax savings of $810,000 for 2003.
(2)  Based on 5,464,060,  5,301,841,  5,442,945  and 5,288,117  weighted-average shares outstanding for the three and six months ended June 30, 2003 and 2002, respectively.
(3)  Based on 5,612,669,  5,441,863,  5,585,894  and 5,399,225  weighted-average shares outstanding for the three and six months ended June 30, 2003 and 2002, respectively.
(4)  Annualized where appropriate.

Oak Hill Financial, Inc.
SELECTED CONSOLIDATED FINANCIAL INFORMATION (unaudited)
July 10, 2003 Press Release



                                                              At   June 30,
(In thousands, except share data)                           2003           2002
--------------------------------------------------------------------------------

SUPPLEMENTAL DETAIL

BALANCE SHEET - ASSETS

Cash and cash equivalents                                  21,727         22,988
Trading account securities
Securities available for sale                              72,670         88,993
Securities held to maturity                                 3,667          3,407
Other securities                                            5,879          5,633
Total securities                                           82,216         98,033
Total cash and securities                                 103,943        121,021
Loans and leases held for investment (1)                  742,889        693,972
Loans and leases held for sale (1)                          5,520            589
Total loans and leases (1)                                748,409        694,561
Allowance for losses on loans                               9,847          8,966
Goodwill                                                      413            413
Other intangible assets
Total intangible assets                                       413            413
Mortgage servicing rights                                   2,325          1,344
Purchased credit card relationships
Other real estate owned                                       244             44
Other assets                                               18,454         16,784
Total assets                                              863,941        825,201


BALANCE SHEET - LIABILITIES

Deposits                                                  679,742        655,694
Borrowings                                                102,504         98,541
Other liabilities                                           3,205          4,188
Total liabilities                                         785,451        758,423
Redeemable preferred stock
Trust preferred securities                                  5,000          5,000
Minority interests                                              8              8
Other mezzanine level items
Total mezzanine level items                                 5,008          5,008
Total liabilities and mezzanine level items               790,459        763,431


BALANCE SHEET - EQUITY

Preferred equity
Common equity                                              73,482         61,770
MEMO ITEM: Net unrealized gain (loss) on securities
     available for sale, net of tax                         1,292            891
End of period shares outstanding (2)                    5,478,181      5,310,558
Options outstanding                                       604,027        780,563
Treasury shares held by the Company                       116,047        283,670

--------------------------------------------------------------------------------
(1)  Data is net of unearned interest, gross of allowance for losses on loans

(2)  Excludes treasury shares

Oak Hill Financial, Inc.
SELECTED CONSOLIDATED FINANCIAL INFORMATION (unaudited)
July 10, 2003 Press Release




                                                                   For the              At or For the
                                                               three months ended      six months ended
                                                                   June 30,                 June 30,
-----------------------------------------------------------------------------------------------------------
(In thousands, except share data)                              2003       2002          2003        2002

SUPPLEMENTAL DETAIL (continued)
Repurchase plan announced?                                        No         No             No           No
Number of shares to be repurchased in plan                       N/A        N/A            N/A          N/A
Number of shares repurchased during the period                   N/A        N/A            N/A          N/A
Average price of repurchased shares                              N/A        N/A            N/A          N/A



INCOME STATEMENT

Interest income                                               13,776     14,451         27,516       28,688
Interest expense                                               5,140      6,250         10,460       12,696
Net interest income                                            8,636      8,201         17,056       15,992
Net interest income (fully-taxable equivalent)                 8,775      8,353         17,329       16,293
Provision for losses on loans                                  1,031        587          1,540        1,047
Non-recurring income:
      Gain on sale of a former branch                             --         --             --          122
Trading account income                                            --         --             --           --
Foreign exchange income                                           --         --             --           --
Trust income                                                      --         --             --           --
Insurance commissions                                            717        600          1,393        1,138
Service charges on deposits                                      832        402          1,309          856
Gain on sale of loans                                          1,293        313          2,218          708
Gain on investment securities transactions                        25         28            147           77
Other non-interest income                                        185        438            388          675
Total non-interest income                                      3,052      1,781          5,455        3,454
Employee compensation and benefits                             3,619      3,175          7,174        6,395
Occupancy and equipment expense                                  698        590          1,459        1,191
Foreclosed property expense
Amortization of intangibles
Other general, administrative and other expense                1,742      1,797          3,329        3,387
Total non-interest expenses                                    6,059      5,562         11,962       10,973
Net income before taxes                                        4,598      3,833          9,009        7,548
Federal income taxes                                           1,490      1,217          2,922        2,401
Net income before extraordinary items                          3,108      2,616          6,087        5,147
Extraordinary items                                               --         --             --           --
Net income                                                     3,108      2,616          6,087        5,147


CHARGE-OFFS

Loan charge-offs                                                 687        359          1,067          652
Recoveries on loans                                              123        102            261          226
Net loan charge-offs                                             564        257            806          426


AVERAGE BALANCE SHEET

Average loans and leases                                     736,968    689,411        726,081      676,498
Average other earning assets                                  86,854     97,919         89,560       97,563


Oak Hill Financial, Inc.
SELECTED CONSOLIDATED FINANCIAL INFORMATION (unaudited)
July 10, 2003 Press Release

                                                                        For the                  At or For the
                                                                   three months ended           six months ended
(In thousands, except share data)                                        June 30,                   June 30,
-------------------------------------------------------------------------------------------------------------------
                                                                      2003       2002           2003         2002

SUPPLEMENTAL DETAIL (continued)

AVERAGE BALANCE SHEET (continued)
Average total earning assets                                         823,822    787,330        815,641      774,061
Average total assets                                                 850,350    815,684        841,983      800,805
Average total time deposits                                          415,320    406,376        416,118      404,781
Average other interest-bearing deposits                              187,399    189,355        184,732      179,857
Average total interest-bearing deposits                              602,719    595,731        600,850      584,638
Average borrowings                                                   109,985    100,745        106,956       96,824
Average interest-bearing liabilities                                 712,704    696,476        707,806      681,462
Average preferred equity
Average common equity                                                 72,160     60,000         70,535       58,912


ASSET QUALITY AND OTHER DATA

Non-accrual loans                                                                                7,373        4,365
Renegotiated loans
Loans 90+ days past due and still accruing                                                         673          425
Total non-performing loans                                                                       8,046        4,790
Other real estate owned                                                                            244           44
Total non-performing assets                                                                      8,290        4,834


ADDITIONAL DATA

1 - 4 family mortgage loans serviced for others                                                231,591      160,813
Proprietary mutual fund balances
Fair value of securities held to maturity                                                        3,696        3,233
Full-time equivalent employees                                                                     332          321
Total number of full-service banking offices                                                        25           24
Total number of bank and thrift subsidiaries                                                         1            2
Total number of ATMs                                                                                27           27


LOANS RECEIVABLE

Real estate                                                                                    230,532      251,358
Commercial real estate                                                                         302,838      226,634
Commercial and other                                                                           141,375      141,463
Consumer                                                                                        73,852       75,280
Credit cards                                                                                     1,405        1,508
-------------------------------------------------------------------------------------------------------------------
      Loans receivable - gross                                                                 750,002      696,243
Unearned interest                                                                               (1,593)      (1,682)
-------------------------------------------------------------------------------------------------------------------
      Loans receivable - net of unearned interest                                              748,409      694,561
Allowance for losses on loans                                                                   (9,847)      (8,966)
-------------------------------------------------------------------------------------------------------------------
      Loans receivable - net (1)                                                               738,562      685,595
-------------------------------------------------------------------------------------------------------------------

(1) Does not include mortgage servicing rights.

Oak Hill Financial, Inc.
SELECTED CONSOLIDATED FINANCIAL INFORMATION (unaudited)
July 10, 2003 Press Release





                                                                         For the            At or For the
                                                                    three months ended    six months ended
                                                                         June 30,              June 30,
(In thousands, except share data)                                    2003       2002      2003          2002
-------------------------------------------------------------------------------------------------------------
SUPPLEMENTAL DETAIL (continued)

DEPOSITS

Non-interest bearing                                                                     66,809        58,463
Core interest-bearing                                                                   506,139       464,529
Non-core interest-bearing                                                               106,794       132,702
-------------------------------------------------------------------------------------------------------------
      Total deposits                                                                    679,742       655,694
-------------------------------------------------------------------------------------------------------------


Yield/average earning assets (fully-taxable equivalent)              6.77%     7.44%       6.87%         7.55%
Cost/average earning assets                                          2.50%     3.19%       2.59%         3.31%
-------------------------------------------------------------------------------------------------------------
      Net interest income (fully-taxable equivalent)                 4.27%     4.25%       4.24%         4.24%


